SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant                      [x]
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Check the appropriate box:

[_] Preliminary Proxy Statement               [_]  Confidential, For Use of the
[x] Definitive Proxy Statement                     Commission Only (as permitted
[_] Definitive Additional Materials                by Rule 14A-6(e)(2))
[_] Soliciting Material Under
    Rule 14a-12




                            VALENCE TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:


________________________________________________________________________________
     2)   Aggregate number of securities to which transaction applies:


________________________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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[_]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:


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________________________________________________________________________________

                            VALENCE TECHNOLOGY, INC.
              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              -----------------------------------------------------


TIME..................................     1:00 p.m.  Central  Time on Tuesday,
                                           August 27, 2002

PLACE.................................     The Company's principal offices at
                                           6504 Bridge Point Parkway
                                           Austin, Texas 78730

ITEMS OF BUSINESS.....................     (1)  To  elect  four  members  of the
                                                Board of Directors.

                                           (2)  To approve the financing
                                                commitment entered into with
                                                Berg & Berg Enterprises, LLC.

                                           (3)  To approve an amendment to the
                                                Company's 2000 Stock Option
                                                Plan to increase the number of
                                                shares of common stock
                                                reserved for issuance by
                                                500,000.

                                           (4)  To transact such other
                                                business as may properly come
                                                before the meeting and any
                                                adjournment or postponement.

RECORD DATE...........................     You can  vote  if,  at the  close of
                                           business  on July 8, 2002,  you were
                                           a stockholder of the Company.

PROXY VOTING..........................     All   stockholders   are   cordially
                                           invited   to   attend   the   Annual
                                           Meeting  in  person.   However,   to
                                           ensure  your  representation  at the
                                           Annual  Meeting,  you are  urged  to
                                           vote   promptly   by   signing   and
                                           returning  the  enclosed  Proxy card
                                           or,  if  you  hold  your  shares  in
                                           street name,  by accessing the World
                                           Wide  Web  site   indicated  on  the
                                           voting   instructions   accompanying
                                           your  Proxy  card  to  vote  via the
                                           Internet.



July 29, 2002
                                           ------------------------------------
                                           Stephan B. Godevais
                                           PRESIDENT, CHIEF EXECUTIVE OFFICER
                                           AND CHAIRMAN OF THE BOARD

VALENCE TECHNOLOGY, INC.
                                                      6504 BRIDGE POINT PARKWAY
PROXY STATEMENT                                          AUSTIN, TEXAS  78730
-------------------------------------------------------------------------------

These Proxy materials are delivered in connection with the solicitation by the Board of Directors of Valence Technology, Inc., a Delaware corporation ("Valence," the "Company", "we", or "us"), of Proxies to be voted at our Annual Meeting of Stockholders for the fiscal year ended March 31, 2002 and at any adjournments or postponements.

You are invited to attend our Annual Meeting of Stockholders on August 27, 2002, beginning at 1:00 p.m. Central Time. The meeting will be held at our principal offices at 6504 Bridge Point Parkway, Austin, Texas 78730.

It is anticipated that the 2002 Annual Report and this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about July 29, 2002.

STOCKHOLDERS ENTITLED TO VOTE. Holders of our common stock at the close of business on July 8, 2002, are entitled to receive this notice and to vote their shares at the Annual Meeting. Common stock is the only outstanding class of securities entitled to vote at the Annual Meeting. As of July 8, 2002, there were 51,692,144 shares of common stock outstanding.

PROXIES. Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written Proxy card. Your submission of the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. All street name stockholders also can vote by Proxy via the Internet. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD IN ORDER TO BE ABLE TO VOTE AT THE MEETING. If you are a stockholder of record, you may revoke your Proxy at any time before the meeting either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

INTERNET VOTING. A number of brokerage firms and banks offer Internet voting options. The Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see how they may vote via the Internet. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

QUORUM. The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

VOTING. Each share of our common stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

ELECTION OF DIRECTORS. The four nominees for director receiving the highest number of votes at the Annual Meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

FINANCING COMMITMENT. The approval of the financing commitment entered into with Berg & Berg Enterprises, LLC requires the affirmative vote of a majority of shares present or represented and entitled to vote at the meeting.

AMENDMENT TO 2000 STOCK OPTION PLAN. The approval of the amendment to our 2000 Stock Option Plan to increase the number of shares of common stock reserved for issuance by 500,000 requires the affirmative vote of a majority of shares present or represented and entitled to vote at the meeting.

OTHER MATTERS. At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

ITEM 1: ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

Item 1 is the election of four members of our Board of Directors. Our Bylaws provide that the number of directors constituting the Board shall be between four and seven, to be fixed by the Board from time to time. The Board has currently fixed the number of directors at four.

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board proposes the election of the following nominees as directors:

             Carl E. Berg                 Stephan B. Godevais
           Bert C. Roberts                  Alan F. Shugart


If elected, the foregoing four nominees are expected to serve until the 2003 Annual Meeting of Stockholders. The four nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

The principal occupation and certain other information about the nominees and certain executive officers and significant employees are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following persons serve as our directors:

DIRECTORS                         AGE      PRESENT POSITION
---------                         ---      ----------------
Carl E. Berg (1)(2).............  65    Director
Stephan B. Godevais.............  40    Director and Chairman of the Board
Bert C. Roberts (1).............  59    Director
Alan F. Shugart (1)(2)..........  71    Director

(1) Member of the Audit Committee
(2) Member of the Compensation Committee

The following persons serve as our executive officers:

EXECUTIVE OFFICERS                AGE      PRESENT POSITION
------------------                ---      ----------------
Stephan B. Godevais.............  40    President and Chief Executive Officer
Joseph F. Lamoreaux.............  40    Vice President of Small Format Energy
                                          Solutions
Kevin W. Mischnick..............  35    Vice President of Finance and Assistant
                                          Secretary
Terry Standefer.................  45    Vice President of Worldwide Operations
Roger Williams..................  54    General Counsel and Assistant Secretary

The following persons are significant employees:

SIGNIFICANT EMPLOYEES             AGE      PRESENT POSITION
---------------------             ---      ----------------
George W. Adamson...............  35    Vice President of Research and
                                          Development
David St. Angelo................  42    Vice President of Large Format Energy
                                          Solutions
Deepak Swamy....................  38    Vice President of Licensing Operations

Our executive officers are appointed by and serve at the discretion of the Board. There are no family relationships between any director and/or any executive officer.

CARL E. BERG. Mr. Berg helped found us and has served on the Board since September 1991. Mr. Berg is a major Silicon Valley industrial real estate developer and a private venture capital investor. Mr. Berg also serves as the Chairman of the Board, Chief Executive Officer and director of Mission West Properties, Inc., Monolithic Systems, Inc. and Videonics, Inc. Mr. Berg holds a Bachelor of Arts degree in Business Administration from the University of New Mexico.

STEPHAN B. GODEVAIS. Mr. Godevais joined us in May 2001 as our Chief Executive Officer, President and a director. In May 2002, the Board appointed him Chairman of the Board. From December 1997 to April 2001, Mr. Godevais served as a Vice President at Dell Computer Corporation where he led Dell's desktop and notebook product lines for consumers and small businesses. During his tenure at Dell, Mr. Godevais launched the company's Inspiron division, growing it into a multi-billion dollar business and introduced the first 15-inch notebook in the industry, sustaining its position as a market leader from 1998 to 2000. Prior to Dell, Mr. Godevais managed the worldwide notebook business of Digital Equipment Corporation. From December 1994 to November 1997, Mr. Godevais served in several positions, including General Manager and Vice President, at Digital. Mr. Godevais also spent ten years at Hewlett Packard Company, where he held positions in marketing for various product and field organizations. Mr. Godevais holds a business management degree from the Institut d'Etudes Politiques de Paris.

BERT C. ROBERTS, JR. Mr. Roberts, Jr. originally joined us as a director in 1992 and served until 1993 prior to rejoining us as a director in 1998. Mr. Roberts is Chairman of WorldCom, Inc., a communications company. He was named Chairman and Chief Executive Officer of MCI, a telecommunications company, in 1992, after serving as President and Chief Operating Officer since 1985. Mr. Roberts serves on the boards of News Corporation, Ltd., (a media company) Johns Hopkins University and CaPCURE (a cancer research funding organization). Mr. Roberts holds a Bachelor of Science in Engineering from Johns Hopkins University.

ALAN F. SHUGART. Mr. Shugart joined us as a director in March 1992. Mr. Shugart was the Chief Executive Officer and a director of Seagate Technology, Inc., a technology development and manufacturing company, since its inception in 1979 until July 1998. Mr. Shugart also served as Seagate's President from 1979 to 1983 and from September 1991 to July 1998. Additionally, Mr. Shugart served as Chairman of the Board of Seagate from 1979 until September 1991, and from October 1992 to July 1998. Mr. Shugart currently serves as a director of Sandisk Corporation (a manufacturer of digital flash memory chips) and Cypress Semiconductor Corporation. Mr. Shugart holds a Bachelor of Science in Engineering - Physics from the University of Redlands.

JOSEPH F. LAMOREUX. Mr. Lamoreux joined us in July 2001 as our Vice President of Small Format Energy Solutions. From May 1997 to May 2001, Mr. Lamoreux worked at Dell Computer Corporation, where he held several positions, including Director of Notebook Supply Chain Management, Director of Notebook Engineering and Director of Engineering, Inspiron. From May 1997 to January 1999, Mr. Lamoreux served as Director of the Portable PC Division at Compaq Computer Corporation. Mr. Lamoreux holds a Bachelor of Science degree in Mechanical Engineering from North Carolina State University.

KEVIN W. MISCHNICK. Mr. Mischnick joined us in July 2001 as our Vice President of Finance. From November 2000 to March 2001, he served as Vice President of Finance at CarOrder, Inc., an internet automobile dealership. From March 1997 to October 2000, he served as Vice President of Finance for AMFM, Inc., a radio broadcasting company, and one of its predecessor companies where he was responsible for all aspects of treasury and cash management systems. During other tenures at AMFM and one of its predecessor companies, Mr. Mischnick completed multiple public equity and debt offerings and gained experience in Securities and Exchange Commission reporting. From August 1990 to March 1997, he served in various positions at Ernst & Young LLP, including Audit Manager. He is a certified public accountant and holds a Bachelor of Business Administration degree in Accounting from Texas Tech University.

TERRY STANDEFER. Mr. Standefer joined us in August 2001 as our Vice President of Worldwide Operations. From March 1996 to April 2001, Mr. Standefer held several executive positions at Dell Computer Corporation in procurement, manufacturing and new product operations. Prior to his service at Dell, he spent 13 years at Apple Computer where he managed operations for high volume systems assembly. Mr. Standefer holds a Bachelor of Science in Physics and Math from West Texas State University.

ROGER WILLIAMS. Mr. Williams joined us in April 2001 and serves as our General Counsel. Mr. Williams has been a practicing intellectual property attorney for 27 years, having practiced in both private and corporate positions. From 1991 to 2001, Mr. Williams served as Chief Patent Counsel and Associate General Counsel for the pharmaceutical company G.D. Searle & Co., and, he. Mr. Williams has his Juris Doctorate degree from Drake University Law School and a Bachelor of Science in Chemistry from Western Illinois University. He is a member of the California and Indiana Bars.

GEORGE W. ADAMSON. Mr. Adamson joined us in December 1999 as Vice President, Research and Development. Prior to joining us, Mr. Adamson was a research scientist with the battery manufacturing company Zinc-Air Power, responsible for all aspects of battery research and development. Mr. Adamson holds a Doctorate in Physical Chemistry from the Massachusetts Institute of Technology and a Bachelor of Science in Chemistry from the University of California at Riverside.

DAVID ST. ANGELO. Mr. St. Angelo joined us in September 2001 as Vice President of Large Format Energy Solutions. Prior to joining us, Mr. St. Angelo served as program controller for the Multimedia Systems Division of the technology company Motorola Inc., during which he steered the definition, design, development and commercialization of the division's advanced set-top box product line. Prior to joining Motorola, Mr. St. Angelo was with the energy company Mobil Solar Energy Corporation where he held positions in technology transfer, research and product development. He holds a Bachelor of Science in Chemical Engineering from the University of Massachusetts and a Master of Science in Electrical Engineering from Northeastern University.

DEEPAK SWAMY. Mr. Swamy joined us in July 2001. He serves as our Vice President of Licensing Operations. Prior to joining us, Mr. Swamy was Chief Technology Officer and Business Development Strategist for the PC and Internet Appliance Division of Acer, a computer manufacturer. Additionally, Mr. Swamy led various groups at Dell Computer Corporation, where he was inventor of the year for three consecutive years; at Supercomputer Systems where he was a systems architect; and, at Nortel Networks Corporation where he was a process engineer. Mr. Swamy holds 28 technology-related U.S. patents with another 14 patents pending, and is a leading industry spokesperson, speaking at recent conferences such as Battery 2000 and IBM CTO Conference 2000. Mr. Swamy holds a Master in Chemical Engineering and is a graduate of the University of Texas Executive Management and Leadership program.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

MEETINGS AND COMMITTEES. The Board held three meetings during fiscal 2002 and acted six times by unanimous written consent. The Board has an Audit Committee and a Compensation Committee. It currently does not have a Nominating Committee.

The Audit Committee currently consists of Carl E. Berg, Bert C. Roberts and Alan
F. Shugart. Each of Messrs. Roberts and Shugart is an independent director, as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' Marketplace Rules. Mr. Berg is not independent within the meaning of Rule 4200(a)(14). Mr. Berg is one of our principal stockholders and we receive a significant portion of our working capital through a variety of transactions with companies with which Mr. Berg is affiliated. Pursuant to Rule 4350(d)(2)(b) of the National Association of Securities Dealers' Marketplace Rules, the Board determined that Mr. Berg's relationship with us would not interfere with his ability to exercise his independent judgment and that Mr. Berg's membership on the Audit Committee is required by our best interests and the best interests of our stockholders for the following reasons, each of which make him a uniquely valuable member of the Audit Committee: his financial acumen and extensive experience in investments in technology companies; his regular interaction and familiarity with us and our senior management; and his sophisticated understanding of our operations and audit and financial reporting functions. Mr. Berg did not participate in the discussions during which the Board made this determination.

The Audit Committee recommends the engagement of our independent public accountants, reviews the scope of the audit to be conducted by the independent public accountants, and periodically meets with the independent public accountants and our Chief Financial Officer to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls, and reports its recommendations as to the approval of our financial statements to the Board. The role and responsibilities of the Audit Committee are more fully set forth in a written Charter adopted by the Board. The Charter is attached to our Proxy Statement for our annual meeting for the fiscal year ended March 31, 2000, filed with the Securities and Exchange Commission (referred to as the Commission) on March 2, 2001. The Audit Committee held three meetings during fiscal 2002.

The Compensation Committee currently consists of Carl E. Berg and Alan F. Shugart. The Compensation Committee is responsible for considering and making recommendations to the Board regarding executive compensation and is responsible for administering our stock option and executive incentive compensation plans. The Compensation Committee held two meetings during fiscal 2002.

All directors attended 75% or more of all the meetings of the Board and those committees on which he served in fiscal 2002.

DIRECTORS' COMPENSATION. Our non-employee directors receive no cash compensation, but are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. Directors who are employees do not receive separate compensation for their services as directors, but are eligible to receive stock options under the our 2000 Stock Incentive Plan.

Each of our non-employee directors receives stock option grants pursuant to the 1996 Non-Employee Directors' Stock Option Plan, which we refer to as the Directors' Plan. Only non-employee directors or an affiliate of those directors (as defined in the Internal Revenue Code (referred to as the Code)) are eligible to receive options under the Directors' Plan. The plan provides that new directors will receive initial stock options to purchase 100,000 shares of common stock upon election to the Board. The per share exercise price for these options will be the fair market value of a share of our common stock on the day the options are granted. These options will vest one-fifth on the first and second anniversaries of the date of grant of the options, and equal quarterly installments over the next three years. On each anniversary of the director's election to the Board, the director will receive stock options to purchase 100,000 shares less the total number of unvested shares underlying all options previously granted to that director. The per share exercise price for these options will be the fair market value of our common stock on the day the options are granted. These options will vest in equal quarterly installments over a three year period. A director who had been granted options prior to the adoption of the Directors' Plan receives annual grants on the anniversary date of that director's prior grant. A director who had not received options upon becoming a director, received stock options to purchase 100,000 shares on the date of the adoption of the Directors' Plan, and thereafter receives option grants on the anniversary date of the initial grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During the fiscal year ended March 31, 2002, the Compensation Committee consisted of Messrs. Shugart and Berg.

In July 1990, we entered into a loan agreement with Baccarat Electronics, Inc. Baccarat subsequently assigned all of its rights, duties and obligations under that agreement, as the same has been amended from time to time, to Berg & Berg, a company controlled by Carl Berg, a principal stockholder and one of our directors. The loan agreement, as amended, allowed us to borrow, prepay and re-borrow up to $15.0 million under a promissory note on a revolving basis. The loan bears interest at one percent over the interest rate on the lender's principal line of credit each year (approximately 9% at March 31, 2002). Effective December 31, 2001, we further amended the loan agreement to provide that Berg & Berg has no further obligations to loan or advance funds to us under this loan agreement, as amended. As of March 31, 2002, the principal balance and accrued and unpaid interest owing under the July 1990 loan agreement, as amended, totaled $18,355,893. By amendment dated February 11, 2002, Berg & Berg agreed to extend the maturity date of the loan from August 30, 2002 to September 30, 2005. In fiscal 1998 and 1999, we issued warrants to purchase 594,031 shares of our common stock to Berg & Berg in conjunction with the amended loan agreement. The fair value of these warrants, totaling approximately $2,158,679, has been reflected as additional consideration for the loan from Baccarat.

During June 2000, we entered into a private placement funding arrangement with Mr. Berg for an equity investment commitment totaling $12.5 million. On January 13, 2001, we replaced this $12.5 million commitment from Mr. Berg with the acquisition of approximately $30.0 million of assets from West Coast Venture Capital, Inc. (a company wholly owned by the 1981 Kara Ann Berg Trust, one of our principal stockholders), consisting of cash and investment equivalent instruments, in exchange for approximately 3,500,000 shares of our stock. The investment instruments have maturities that run from less than one year to over ten years. In February 2001, we entered into a loan agreement with Mr. Berg pursuant to which Mr. Berg agreed to provide us with a line of credit in the maximum amount of $20.0 million secured by the investment instruments. The line of credit bears interest at the rate of 8%. All accrued interest and unpaid principal is payable on or before January 31, 2006. Pursuant to a Letter Agreement and Release effective March 31, 2002, we disposed of West Coast Venture Capital, Inc. assets valued at approximately $18.6 million in exchange for a discharge and release of all obligations under the line of credit, which had an outstanding balance in the principal amount of $17,500,000 and accrued and unpaid interest of $1,140,000 immediately before the transaction.

In October 2001, we entered into a loan agreement with Berg & Berg. Under the terms of the loan agreement, Berg & Berg agreed to advance us up to $20.0 million between the date of the loan agreement and September 30, 2003. Interest on the loans accrues at 8.0% per annum, and all outstanding amounts with respect to the loans are due and payable on September 30, 2005. As of March 31, 2002, the principal balance and accrued and unpaid interest owing under this loan agreement totaled $16,808,763. In conjunction with the loan agreement, Berg & Berg received a warrant to purchase 1,402,743 shares of our common stock at an exercise price of $3.208 per share. The warrants are immediately exercisable and expire on October 5, 2005.

In March 2002, Berg & Berg agreed to provide up to $30.0 million in equity capital. Our new agreement with Berg & Berg, which remains subject to stockholder approval and execution of definitive documents, will enable us to access up to $5.0 million per quarter (but no more than $30.0 million in total) in equity capital over the next two years. In exchange for any amounts funded pursuant to this new agreement, we will issue to Berg & Berg restricted common stock at a purchase price of 85% of the average closing price of our common stock over the five trading days prior to the purchase date (see "Item 2:
Financing Commitment" below). We have agreed to register the resale of the shares of common stock issued to Berg & Berg. Berg & Berg's obligation to fund the equity commitment is subject to certain conditions, including, but not limited to, our achievement of operating milestones.

ITEM 2:.FINANCING COMMITMENT
-------------------------------------------------------------------------------

Item 2 is the approval of the financing commitment we entered into with Berg & Berg Enterprises, LLC on March 20, 2002. A copy of the financing commitment agreement is attached to our report on Form 8-K filed with the Commission on March 22, 2002. The managing member of Berg & Berg Enterprises is Carl E. Berg, one of our directors and a principal stockholder.

TERMS OF THE FINANCING COMMITMENT

We may require Berg & Berg to purchase up to $5.0 million of our restricted common stock each quarter until March 31, 2004, up to a total of $30.0 million. The purchase price of our shares under the commitment is 85% of the average closing price of our common stock over the five trading days prior to the purchase date.

The shares of common stock which would be issued to Berg & Berg under the financing commitment do not carry any rights, preferences or privileges different from our outstanding shares of common stock. We have agreed to register the resale of the shares of common stock issued to Berg & Berg.

Berg & Berg may reduce the financial commitment remaining unfunded under the financing commitment to the extent that we enter into a debt or equity financing arrangement with a third party at any time during the term of the commitment. We raised $16,529,400 in an offering completed in April 2002, and consequently, Berg & Berg has the option of reducing its commitment to $13,470,600.

The financing commitment is subject to the negotiation and execution of definitive investment documentation with Berg & Berg, which we have agreed shall be in customary form. Funding by Berg & Berg is subject to the following conditions:

     o    Stephan B. Godevais remains our Chief Executive Officer;

     o    With respect to any funding date after September 30, 2002:

          o We improve our first generation SaphionTM chemistry to achieve a minimum output of 265 watt-hours per liter in polymer construction; and

          o We produce at least 30 research and development samples of a second generation SaphionTM chemistry in cylindrical construction;

     o With respect to any funding date after December 31, 2003, we enter into a license agreement with an unaffiliated party to manufacture and/or distribute SaphionTM chemistry batteries;

     o With respect to any funding date after March 31, 2003, we transfer from research and development to manufacturing a second generation SaphionTM chemistry in cylindrical construction with a minimum output of 420 watt-hours per liter;

     o The amount of cash raised through the financing commitment in the following quarters may not exceed the following percentages of total cash used in operations by us in those quarters, as set forth below:

                                                     PERCENTAGE OF
                                                         CASH
                                                        USED IN
                   FISCAL QUARTER 2003                 OPERATIONS
              ---------------------------------      -------------
              1st Fiscal Quarter                         100%
              2nd Fiscal Quarter                         100%
              3rd Fiscal Quarter                          75%
              4th Fiscal Quarter and Thereafter           50%

     o No material adverse change in our business, operations or financial condition shall occur since March 12, 2002.

The Board retains the right, in its sole discretion, to amend or modify any terms of the financing commitment, other than the terms relating to the purchase price of our common stock.

EFFECTS OF DRAWING FUNDS UNDER THE FINANCING COMMITMENT

The purchase price for the shares of common stock is 85% of the average closing price of our common stock over the five trading days prior to the purchase date. Accordingly, we cannot determine the aggregate number of shares that may be issued under the financing commitment. If we exercise our option to draw $5.0 million under this commitment based on a fair market value of $1.32 (the closing price of our common stock at July 15, 2002), then the purchase price would be $1.122 per share and we would issue 4,456,328 shares to Berg & Berg. Assuming the entire $30.0 million commitment were to be funded at that purchase price, we would issue 26,737,968 shares in total.

The issuance of common stock under the financing commitment will increase the beneficial ownership percentage of Mr. Berg and will be dilutive to our existing stockholders. As of July 15, 2002, Mr. Berg beneficially owned 11.5% of our common stock. An issuance of 26,737,968 shares of our common stock to Berg & Berg would increase Mr. Berg's beneficial ownership to 40.8% of our outstanding common stock (including the shares issued to Berg & Berg). Sales of our common stock under the financing commitment at a discount to the then current market price would cause immediate dilution to our existing stockholders.

REASONS FOR ENTERING INTO THE FINANCING COMMITMENT

We entered into the financing commitment with Berg & Berg to secure a source of additional financing for us, if needed. Based on our existing cash on hand, anticipated income from operations and available financing under an existing loan agreement, we believe we have adequate sources of cash to meet our capital requirements and execute our business strategy through the end of the September 2002.

To continue to execute our business strategy thereafter, unless our licensing or other revenues increase substantially, we will need to secure additional capital. We intend to pursue financing opportunities which are in our best interests and the best interests of our stockholders. However, these efforts can take a significant amount of time of senior management and may delay execution of our business plan. In addition, we may not be able to secure additional capital on terms more favorable than the financing commitment. In that event, assuming we meet the funding conditions of the financing commitment, we believe that the ability to draw funds under the commitment will provide us with needed flexibility in meeting our expected capital requirements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR "FOR" THE APPROVAL OF THE FINANCING COMMITMENT ENTERED INTO WITH BERG & BERG ENTERPRISES, LLC.

ITEM 3: AMENDMENT TO OUR 2000 STOCK INCENTIVE PLAN
-------------------------------------------------------------------------------


The Board proposes that the stockholders approve an amendment to our 2000 Stock Incentive Plan (referred to as the 2000 Plan) to increase the number of shares of our common stock reserved for issuance under the 2000 Plan by 500,000.

INTRODUCTION

The 2000 Plan is an integral part of our compensation program, and has proven to be an essential element of the compensation utilized to attract and retain key employees, directors and consultants of ours and our affiliates. The 2000 Plan provides incentives in the form of grants of stock options. The objective of these incentives is to advance our longer-term interests and those of our affiliates and stockholders by providing incentives tied to the performance of our stock. The 2000 Plan encourages selected employees, directors and consultants to acquire a larger personal financial interest in us through stock ownership.

The Board believes it is in our best interests and the best interests of our stockholders to continue to make substantial use of the grant of stock options to attract, retain and motivate qualified employees, directors and consultants. In order to do so, additional shares of our common stock will need to be reserved for issuance under the 2000 Plan.

Accordingly, on May 24, 2002, the Board resolved to amend the 2000 Plan to increase the number of shares of our common stock reserved for issuance under the 2000 Plan by 500,000 and is submitting this amendment to the stockholders for their approval at the Annual Meeting. As of the record date, options to purchase 1,709,894 shares were outstanding under the 2000 Plan and 790,106 shares were available for future grants.

The following summary briefly describes the principal features of the 2000 Plan and is qualified in its entirety by reference to the full text of the 2000 Plan, a copy of which is attached hereto as Appendix "A" in the form proposed.

ADMINISTRATION

The 2000 Plan is administered by either the Board or a committee appointed by the Board that is comprised of at least two individuals who are non-employee, independent directors.

During any period in which the Board includes an individual who is not an independent director, the Board must delegate its duties as administrator to a committee of at least two individuals who are non-employee, independent directors. The Board has appointed the Compensation Committee to serve as the administrator of the 2000 Plan. We refer to the Board or the committee appointed by the Board, whichever is then administering the 2000 Plan, as the Plan Administrator.

The Plan Administrator has the power to do the following:

          o    Construe and interpret the 2000 Plan;

          o Promulgate, amend and rescind rules and regulations relating to the 2000 Plan;

          o Select from among the eligible employees, directors and consultants those persons to whom options will be granted;

          o    Determine the timing and manner of the grant of the options;

          o Determine whether the options will be incentive stock options or nonstatutory stock options;

          o Determine the exercise price, the number of shares covered by and all of the terms of the options;

          o Determine the duration and purpose of leaves of absence which may be granted to option holders without constituting termination of their employment for purposes of the 2000 Plan;

          o Make all of the determinations necessary or advisable for administration of the 2000 Plan;

          o Accelerate the date on which any option grant under the 2000 Plan becomes exercisable;

          o Waive or amend the operation of 2000 Plan provisions with respect to exercise after termination of employment; and

          o    Otherwise adjust any term of any option granted under the 2000
               Plan.

ELIGIBILITY

Incentive stock options may be granted under the 2000 Plan only to our employees (including officers) those of our affiliates. Employees (including officers) and directors and consultants are eligible to receive nonstatutory stock options under the 2000 Plan. At June 30, 2002, we had three non-employee directors and approximately 240 employees and three consultants who were eligible to receive options under the 2000 Plan.

STOCK SUBJECT TO THE 2000 PLAN

If the amendment is approved, the number of shares of our common stock reserved for issuance under the 2000 Plan will be increased from 2,500,000 to 3,000,000. No individual may receive options under the 2000 Plan covering more than 700,000 shares of common stock during any fiscal year. If options granted under the 2000 Plan expire or otherwise terminate without being exercised, the shares of common stock not purchased pursuant to these options will again become available for issuance under the 2000 Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of March 31, 2002 regarding securities authorized for issuance under our equity compensation plans.



                          NUMBER OF SECURITIES   WEIGHTED-AVERAGE    NUMBER OF SECURITIES
                          TO BE ISSUED UPON      EXERCISE PRICE OF   REMAINING AVAILABLE
                          EXERCISE OF            OUTSTANDING         FOR FUTURE ISSUANCE
                          OUTSTANDING OPTIONS,   OPTIONS, WARRANTS   UNDER EQUITY
                          WARRANTS AND RIGHTS    AND RIGHTS ($)      COMPENSATION PLANS
                          --------------------   -----------------   --------------------
Equity compensation
plans approved by
security holders...........     4,501,592               7.90               2,023,253

Equity compensation
plans not approved by
security holders (1).......     1,925,000               6.45                   -

Total......................     6,426,592               7.47               2,023,253

(1) Options to purchase 1,500,000 shares were granted to Stephan Godevais in May 2001 pursuant to his employment agreement. The exercise price of these options is $6.52. These options vest 25% in May 2002 and the remainder in 12 equal quarterly installments. The options become immediately exercisable on the date of a change of control of the Company (including if Mr. Godevais has been terminated without good cause or resigned for good reason). Options to purchase 225,000 shares were granted to Joseph Lamoreux in June 2001 pursuant to his employment agreement. The exercise price of these options is $7.18. These options vest 25% in June 2002 and the remainder in 12 equal quarterly installments. Options to purchase 200,000 shares were granted to Terry Standefer in August 2001 pursuant to his employment agreement. The exercise price of these options is $5.15. These options vest 25% in August 2002 and the remainder in 12 equal quarterly installments.


EXERCISE PRICE; PAYMENT

In general, the exercise price of options granted under the 2000 Plan will be determined by the Plan Administrator. However, the exercise price of incentive stock options granted under the 2000 Plan may not be less than the fair market value of the common stock subject to the option on the date of grant. Also, the exercise price of incentive stock options granted to any person who, at the time of the grant, owns (or is deemed to own through family members or relationships with certain entities) stock possessing more than 10% of our total combined voting power or that of any affiliate of ours (referred to as a 10% stockholder) may not be less than 110% of the fair market value of that stock.

The exercise price of an option must be paid in cash or check at the time the option is exercised. In the alternative, the Plan Administrator may, but is not required to, permit payment of the exercise price by one of the following:

     o A cashless exercise in which the optionee provides instructions to a broker directing the broker to sell the common stock for which the option is exercised and return to us the aggregate exercise price of the options (referred to as a cashless exercise);

     o A stock for stock exercise in which the optionee pays all or a portion of the exercise price by tendering shares of our common stock then owned by the optionee having a fair market value on the date of delivery equal to the aggregate exercise price of the option or portion thereof that is exercised (referred to as a stock for stock exercise);

     o A stock for stock exercise by attestation whereby the optionee identifies for delivery specific shares of our common stock already owned by the optionee with a fair market value on the date of attestation equal to the aggregate exercise price due and receives a number of shares of common stock equal to the difference between the option shares exercised and the stock identified for attestation (referred to as an attestation exercise); or

     o    A full-recourse promissory note with terms set by the Plan
          Administrator.

If the exercise price is paid by a full-recourse promissory note, the common stock must be pledged as security for payment of the principal amount and interest of the promissory note. The interest rate payable under the terms of the promissory note may not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Plan Administrator will specify the term, interest rate, amortization requirements (if any) and other provisions of the promissory note.

The exercise price will include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by us or our affiliates. Any withholding due may be paid by cash or check. At the discretion of the Plan Administrator, the option holder may pay the withholding due by one or a combination of alternative payment methods described above.

OPTION EXERCISE

Options granted under the 2000 Plan may vest in cumulative installments or in full, as determined by the Plan Administrator on a grant-by-grant basis. The Plan Administrator has the power to accelerate the date on which any option becomes exercisable. In addition, options granted under the 2000 Plan may permit exercise prior to vesting, but in this event the optionee may be required to enter into an early exercise stock purchase agreement that allows us to repurchase shares not yet vested if the optionee's employment or relationship as a director or consultant terminates prior to vesting.

TERM

The maximum term of options granted under the 2000 Plan is ten years. The maximum term of incentive stock options granted to 10% stockholders is five years. Options granted under the 2000 Plan terminate three months after the optionee's employment or relationship as a consultant or director with us or any of our affiliates terminates. If an optionee's termination is due to disability, the option may, but need not, provide that it may be exercised at any time within one year following termination. If an optionee dies while employed by or serving as a consultant or director, or if the optionee dies within three months after termination of this relationship, the option may, but need not, provide that the option may be exercised (to the extent the option was exercisable at the time of the optionee's death) within 18 months following the optionee's death by the person or persons to whom the rights to the option pass by will or by the laws of descent and distribution. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of employment or relationship as a consultant or director as determined by the Plan Administrator.

ADJUSTMENT PROVISIONS

If there is any change in the our common stock subject to the 2000 Plan or subject to any option granted under the 2000 Plan as a result of a merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of stock, exchange of shares, change in corporate structure or otherwise, the following will be appropriately adjusted:

     o    The class and maximum number of shares of stock subject to the 2000
          Plan;

     o The maximum number of shares which may be granted to an employee, director or consultant during a fiscal year; and

     o The class, number of shares and exercise price per share of stock subject to outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

The 2000 Plan provides that, in the event of our complete liquidation or a specified type of merger or corporate reorganization (referred to as a corporate event), any outstanding, unexercised options granted under the 2000 Plan will be cancelled unless the surviving corporation elects to assume those options. If there is a cancellation of the option, the Plan Administrator will notify the optionee in writing or electronically that the option will be fully exercisable for a period of 15 days after the date of the notice and the option will terminate upon the expiration of the 15 day period. Instead of cancelling the outstanding options and offering a 15-day exercise window, the purchaser in the corporate event may, but is not required to, terminate all outstanding options by delivering to the optionees the same kind of consideration that is delivered to our stockholders as a result of the corporate event. Finally, the Board may terminate all outstanding options in exchange for consideration in cash or in kind equal in value to the higher of (i) the fair market value of the shares of stock or other securities the holder of the option would have received had the option been exercised and no disposition of the shares acquired upon exercise been made prior to the corporate event, less the exercise price, and (ii) the fair market value of the shares of stock or other securities the holder of the option would have received had the option been exercised and no disposition of the shares acquired upon exercise been made immediately following the corporate event, less the exercise price.

DURATION, AMENDMENT AND TERMINATION

The Board may suspend or terminate the 2000 Plan without stockholder approval or ratification at any time. Unless sooner terminated by the Board, the 2000 Plan will terminate on January 3, 2010.

The Board also may amend the 2000 Plan at any time and for any reason. However, the 2000 Plan specifies that our stockholders must approve any amendment which:

     o Increases the number of shares of common stock available under the 2000 Plan (except as described in the "Adjustment Provisions" section above);

     o    Extends the term of the 2000 Plan beyond January 3, 2010;

     o Materially changes the class of persons eligible for the grant of incentive stock options; or

     o Requires stockholder approval under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act) or the Nasdaq or securities exchange rules, as applicable.

RESTRICTIONS ON TRANSFER

Under the 2000 Plan, an incentive stock option may only be transferred by the optionee by will or by the laws of descent and distribution. During the lifetime of the optionee, an incentive stock option may be exercised only by the optionee.

Unless the option agreement says otherwise, a nonstatutory stock option may only be transferred by will, by the laws of descent and distribution or pursuant to a domestic relations order that satisfies applicable securities rules. During the lifetime of the optionee, a nonstatutory stock option may only be exercised by the optionee or the person to whom the nonstatutory stock option is transferred pursuant to a qualified domestic relations order.

Shares subject to repurchase by us under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Plan Administrator deems appropriate.

FINANCIAL DISCLOSURE

Throughout the term of any option granted under the 2000 Plan, we will make available to the optionees, upon request, the financial and other information regarding us contained in our annual report. This information will be made available to requesting optionees within 120 days after the close of each of our fiscal years.

SECURITIES LAW REQUIREMENTS

We have registered 2,500,000 shares of our common stock to be issued under the 2000 Plan pursuant to a registration statement on Form S-8 filed with the Commission on August 1, 2001. We will seek to obtain from each regulatory commission or agency the requisite authority to issue and sell the additional 500,000 shares of common stock upon the exercise of the options granted under the 2000 Plan as amended. However, we are not required to register the amended 2000 Plan, any options granted under the amended 2000 Plan or any common stock acquired as a result of the exercise of any option granted under the amended 2000 Plan. If we are unable to obtain the authority necessary to issue and sell the additional 500,000 shares of common stock, we are not required to issue and sell the common stock upon exercise of the options covering those shares. In conjunction with an exercise, we may require an optionee to provide written assurances of their financial experience or that of their advisor(s) and/or written assurances of their personal investment intent.

FEDERAL INCOME TAX INFORMATION

INCENTIVE STOCK OPTIONS

Incentive stock options granted under the 2000 Plan are intended to be eligible for the federal income tax treatment accorded "incentive stock options" under
Section 421 of the Code.

Generally, there are no federal income tax consequences to the optionee or us by reason of the grant or exercise of an incentive stock option until the optionee disposes of the shares. However, the amount by which the fair market value of our common stock at the time of exercise exceeds the exercise price of the option will constitute an item of adjustment for purposes of calculating the optionee's alternative minimum taxable income.

If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of the stock will be long term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (referred to as a disqualifying disposition), the optionee will recognize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee held the stock. Income will be recognized at the time the disqualifying disposition occurs. A disqualifying disposition will also result if, within one year after acquiring common stock through exercise of an incentive stock option, the optionee transfers those shares to us to exercise an incentive stock option or a nonstatutory stock option under the 2000 Plan. A subsequent disqualifying disposition of common stock acquired upon exercise of an incentive stock option will eliminate the alternative minimum taxable income adjustment discussed above if the disposition occurs in the same taxable year as the exercise. A disqualifying disposition in a subsequent taxable year will not affect the alternative minimum tax computation in the earlier year.

To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

The aggregate fair market value (determined at the time the option is granted) of the shares underlying all incentive stock options which are exercisable by the optionee for the first time during any calendar year may not exceed $100,000. To the extent (and only to the extent) the optionee's right to exercise his or her incentive stock option causes the optionee to exceed this limit, the portion of his or her incentive stock option that exceeds the limit will be treated as a nonstatutory stock option (as discussed below). In the event of a partial exercise of an option that exceeds the $100,000 first exercisable limit, a pro rata portion of each exercise will be treated as the exercise of a nonstatutory stock option.

NONSTATUTORY STOCK OPTIONS

Generally there are no tax consequences to the optionee or us by reason of the grant of a nonstatutory stock option, assuming (as is usually the case in a plan of this type) that the option does not have a readily ascertainable fair market value at the time it is granted. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price, unless the stock received is not transferable and is subject to a substantial risk of forfeiture under the Code. In that case, the optionee will recognize taxable income when the shares are transferable or the risk of forfeiture lapses, in an amount equal to the difference between the fair market value of the common stock as of that date and the exercise price. Stock is generally considered subject to a substantial risk of forfeiture if the optionee is required to perform ongoing services to us or one of our affiliates before the stock vests or for the period that is less than six months after exercise, if the sale of stock would subject you to short swing sale liability under
Section 16(b) of the Exchange Act (which applies to directors, officers and principal stockholders). The Securities Exchange Commission Rule 16b-3 provides an exemption from the restrictions of Section 16(b) of the Exchange Act for the grant of derivative securities, such as stock options, under certain circumstances. Because the 2000 Plan satisfies the requirement for exemption under SEC Rule 16b-3, the grant of options will not be considered a purchase and the exercise of options will not be considered a purchase or a sale. Thus, stock acquired on exercise of a nonstatutory option will not be treated as subject to a substantial risk of forfeiture attributable to short swing sale liability and ordinary income will be measured on the date of exercise.

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of
Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon exercise of the option. The gain or loss will be long-term or short-term depending on how long the optionee held the stock. The tax basis of the optionee's shares is equal to the exercise price plus any amount the optionee included in his or her taxable income as a result of the exercise of the option.

POTENTIAL LIMITATION ON COMPANY DEDUCTIONS

In 1993, the Code was amended to add Section 162(m), which denies a deduction to any publicly-held corporation for compensation paid to the chief executive officer or any one of the four highest paid officers with an annual salary and bonus of over $100,000 (other than the chief executive officer) (referred to as covered employee) in a taxable year to the extent that compensation exceeds $1,000,000 for that employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified performance-based compensation, are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a committee comprised solely of independent directors and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the option is approved by the stockholders.

The Company intends that options granted under the 2000 Plan will satisfy the performance based compensation requirements of Code Section 162(m). Deductions will not be limited under Section 162(m) with respect to options granted to covered employees under the 2000 Plan that either (a) have an exercise price that is no less than fair market value of the stock as of the date of grant or
(b) that are granted pursuant to stockholder approval and are granted or exercisable upon attainment of preestablished, objective financial performance goals, the achievement of which is substantially uncertain at the date of grant.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR "FOR" THE RATIFICATION AND APPROVAL OF AN AMENDMENT TO OUR 2000 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY 500,000.

                           SUMMARY COMPENSATION TABLE

The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated executive officers whose compensation exceeded $100,000 during fiscal 2002 (referred to as the Named Executive Officers), information concerning all compensation paid for services to us in all capacities for each of the three years ended March 31 indicated below.

                                                                        LONG-TERM
                                                           OTHER       COMPENSATION     ALL
                                    ANNUAL COMPENSATION    ANNUAL         AWARDS       OTHER
   NAME AND PRINCIPAL       FISCAL  --------------------   COMPEN-     ------------    COMPEN-
         POSITION            YEAR    SALARY($)  BONUS($)   SATION($)    OPTIONS (#)   SATION($)
--------------------------  ------  ---------- ---------   ---------   ------------   ----------
Stephan B. Godevais.......   2002    442,528       --         --        1,500,300         --
Chairman of the Board,       2001         --       --         --               --         --
Chief Executive Officer      2000         --       --         --               --         --
and President (1)

Lev M. Dawson.............   2002     99,095       --         --           31,514         --
(2)                          2001    282,020       --         --          119,952         --
                             2000    293,240       --         --          384,270         --

Joseph F. Lamoreux........   2002    165,495       --         --          225,300         --
Vice President of            2001         --       --         --               --         --
Small Format                 2000         --       --         --               --         --
Energy Solutions(3)

Roger Willams.............   2002    164,709       --         --          120,300         --
General Counsel and          2001         --       --         --               --         --
Assistant Secretary (4)      2000         --       --         --               --         --

----------
(1) Mr. Godevais joined us as Chief Executive Officer and President effective May 2, 2001. In May 2002, the Board appointed Mr. Godevais Chairman of the Board.

(2) Mr. Dawson resigned from his positions as Chief Executive Officer and President in May 2001. Mr. Dawson retired from his position as a Director and as Chairman of the Board in May 2002.

(3) Mr. Lamoreux joined us as Vice President of Small Format Energy Solutions effective June 4, 2001.

(4) Mr. Williams joined us as General Counsel and Assistant Secretary effective April 16, 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table shows for the fiscal year ended March 31, 2002, certain information regarding options granted to, exercised by, and held at year-end by the Named Executive Officers:

                                                                                POTENTIAL
                                  INDIVIDUAL GRANTS                             REALIZABLE
                      ----------------------------------------------------   VALUE AT ASSUMED
                                       PERCENT OF                              ANNUAL RATES OF
                                      TOTAL OPTIONS                            STOCK PRICE
                                         GRANTED                               APPRECIATION
                                      TO EMPLOYEES   EXERCISE                FOR OPTION TERM (2)
                         OPTIONS        IN FISCAL     PRICE     EXPIRATION   -----------------------
    NAME                GRANTED(#)       YEAR (1)     ($/SH)       DATE       5%($)       10%($)
--------------------  --------------  -------------  ---------  ----------   -------      ----------
Stephan B. Godevais    1,500,000(3)      42.4%          6.25       5/2/11    6,150,589    15,586,801
                             300(4)        *            3.82     11/29/11          720         1,826

Lev M. Dawson             31,514(5)        *            4.56       4/1/11       90,374       229,026

Joseph F. Lamoreux       225,000(3)       6.2%          7.18       6/4/11    1,015,979     2,574,690
                             300(4)        *            3.82     11/29/11          720         1,826

Roger Williams            50,000(3)       1.4%          5.12      4/16/11      160,997       407,998
                          25,000(6)        *            6.05      7/30/11       95,120       241,053
                             300(4)        *            3.82     11/29/11          720         1,826
                          45,000(6)       1.3%          3.95       2/4/12      111,786       283,287

*       Indicates less than one percent.
-----------------

(1) Options to purchase an aggregate of 3,540,290 shares were granted to employees in fiscal year 2002.

(2) The potential realizable value is calculated based on the term of the option at its time of grant, 10 years, compounded annually. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders. These amounts are calculated pursuant to applicable requirements of the Commission and do not represent a forecast of the future appreciation of our common stock.

(3) These options vest over four years as follows: 25% of the shares vest on the anniversary of the grant date (the grant dates are May 2, 2001 for Mr. Godevais, June 4, 2001 for Mr. Lamoreux and April 16, 2001 for Mr. Williams) and the remaining vest in 12 equal quarterly installments thereafter during the term of employment. September 1, December 1, March 1 and June 1 during the term of Mr. Godevais' employment.

(4)  Options for 300 shares granted November 29, 2001 vest immediately.

(5) Mr. Dawson's options vest in 16 equal quarterly installments from the grant date, April 1, 2001.

(6) These options vest in 12 equal quarterly installments from the grant date, July 30, 2001 (25,000 shares) and February 4, 2002 (45,000 shares).

                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR, AND FISCAL YEAR END OPTION VALUES

The following table shows (i) the number of shares acquired and value realized from option exercises by each of the Named Executive Officers during the fiscal year ended March 31, 2002 and (ii) the number and value of the unexercised options held by each of the Named Executive Officers on March 31, 2002:

                       SHARES               NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                      ACQUIRED                OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS
                         ON       VALUE          YEAR END (#)          AT FISCAL YEAR END ($)(1)
                      EXERCISE  REALIZED  --------------------------   --------------------------
NAME                    (#)        ($)    EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
--------------------  --------  --------  -----------  -------------   -----------  -------------
Stephan B. Godevais       --        --           300      1,500,000           --            --

Lev M. Dawson             --        --       339,261        235,531           --            --

Joseph F. Lamoreux        --        --           300        225,000           --            --

Roger Williams            --        --           300        120,000           --            --

-------------

(1) Based on the last reported sales price of our common stock on the Nasdaq National Market on March 28, 2002 ($3.05), less the exercise price of the options multiplied by the number of shares underlying the option.


EMPLOYMENT AGREEMENT

Effective May 2, 2001, we entered into an employment agreement with Stephan B. Godevais pursuant to which we retained Mr. Godevais as Chief Executive Officer and President at a salary of $500,000 per year. The Board reviews his salary on January 1 of each year and may (in its sole discretion) increase, but not decrease, his salary.

Under his employment agreement, we granted Mr. Godevais stock options to purchase an aggregate of 1,500,000 shares of common stock at an exercise price of $6.52 per share, vesting over a period of four years.

We agreed to nominate Mr. Godevais to the Board for the entire period of his employment as Chief Executive Officer and President and to use our best efforts to cause our stockholders to cast their votes in favor of his continued election to the Board. Mr. Godevais agreed to resign from the Board when he no longer serves as Chief Executive Officer and President.

Mr. Godevais is entitled to a lump sum payment of $500,000 and continued group health insurance coverage for one year following termination if within the first two years of his employment any of the following occurs:

     o A liquidation or change in control occurs (excluding an acquisition by Carl Berg or his affiliated companies of more than 50% of our voting stock, which will not constitute a change of control);

     o We terminate Mr. Godevais' employment for any reason other than for cause; or

     o    Mr. Godevais resigns for good reason.


REPORT OF AUDIT COMMITTEE

        THE INFORMATION IN THIS AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL," OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION OR TO BE SUBJECT TO REGULATION 14A OR 14C AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

The Audit Committee of the Board consists of Messrs. Berg, Roberts and Shugart.

The Audit Committee has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter periodically and recommends any changes to the Board for approval.

The Audit Committee recommended to the Board that our financial statements be included in our annual report. The Committee took a number of steps in making this recommendation :

     o The Committee met with the independent auditors, both with and without management present, to discuss the results of its audit, its evaluation of the Corporation's internal accounting controls and the overall quality of the Corporation's financial reporting;

     o The Committee reviewed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles and the reasonableness of significant judgements;

     o The Committee reviewed with the independent auditors the matters required to be discussed with the Committee under auditing standards generally accepted in the United States; and

     o The Committee discussed with the independent auditors the auditor's independence from management and the Corporation, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditor's independence (and found that all such nonaudit services were compatible).

Based on the discussions with the independent auditors concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Committee, the Audit Committee recommended to the Board that the audited financial statements be included in our 2002 Annual Report on Form 10-K.


                                                          Audit Committee

                                                          CARL E. BERG
                                                          BERT C. ROBERTS
                                                          ALAN F. SHUGART

REPORT OF COMPENSATION COMMITTEE

     THE INFORMATION IN THIS COMPENSATION REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL," OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION OR TO BE SUBJECT TO REGULATION 14A OR 14C AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

The Compensation Committee of the Board (referred to as the Committee) consists of Messrs. Berg and Shugart, neither of whom is an employee or an officer of ours. It is the responsibility of the Committee to establish and administer the our policies governing employee compensation and to administer our employee benefits plans, including the our 1990 Stock Option Plan, the 1997 Non-Officer Employee Stock Option Plan, as amended, and the 2000 Plan (collectively referred to as the Plans). The Committee evaluates the performance of management, determines compensation policies and levels, and makes decisions concerning salaries and incentive compensation.

Our executive compensation program is designed to attract and retain executives capable of leading us in pursuit of our business objectives and to motivate them in order to enhance long-term stockholder value. Long-term equity compensation also is used to harmonize the interests of management and stockholders. The main elements of the program are competitive pay and equity incentives. Annual compensation for our executive officers historically consists of two elements: cash salary and stock options. We do not have a management bonus plan; however, it is expected that as we make further progress in achieving the goals of its strategic business plan, the Committee will recommend the institution of a bonus plan as well.

The Committee considers a variety of individual and corporate factors in assessing our executive officers and making informed compensation decisions. These factors include each officer's contributions to our business objectives, the compensation paid by comparable companies to employees in similar situations, and, most importantly, our progress towards our long-term business objectives. When determining compensation for executive officers, the Committee looks to the following measures in evaluating our progress: (i) the acquisition and management of capital to allow us to complete development and ultimately realize significant revenues, (ii) the recruitment and retention of officers and other important personnel, (iii) the progress of our product development program, and
(iv) the evolution of manufacturing capability. The factors that are used by the Committee in evaluating the compensation of the Chief Executive Officer are no different from those that are used to evaluate the compensation of other executives.

During the fiscal year ended March 31, 2002, the Committee granted stock options to our executive officers pursuant to the Plans. The exercise price of the option grants was equal to the fair market value of our common stock on the date of grant. The executive officers received options for a total of 2,171,500 shares of our common stock. The Committee based this determination on the need to provide incentives to its executive officers in connection with our efforts to commercialize its technology.

Compensation of the Chief Executive Officer is evaluated by the Compensation Committee based on the criteria outlined above for all of our other executive officers, including his contributions for the prior year, his success in managing and motivating our employees, and the challenges to be faced in the year ahead, as well as the desire to offer a competitive salary.

Mr. Dawson served as Chief Executive Officer until May 2001. The Committee set Mr. Dawson's total annual compensation, including salary and option grants, at a level they believed was competitive with that of other Chief Executive Officers at other companies in the same industry and with the same level of experience. For fiscal 2002, the Committee determined that Mr. Dawson's base salary would continue to be commensurate with his responsibilities; he was paid an annual base salary of $280,000 and no cash bonus. In May 2001, Mr. Dawson resigned as Chief Executive Officer.

Mr. Godevais joined us as Chief Executive Officer effective May 2, 2001. The Committee set Mr. Godevais' annual compensation, including salary and option grants, at a level they believe was competitive with that of other Chief Executive Officers at other companies in the same industry and with the same level of experience. Mr. Godevais' salary and option grants were set at a level the Committee believed would properly motivate and retain Mr. Godevais as Chief Executive Officer. In connection with Mr. Godevais' employment agreement, the Committee approved an annual base salary of $500,000 and a grant of stock options to purchase an aggregate of 1,500,000 shares of common stock at an exercise price of $6.52 per share, vesting over a period of four years. For fiscal 2002, Mr. Godevais did not receive a cash bonus.

OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION.

Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. To be considered "performance-based compensation," the grant must be made by a committee of outside directors at an exercise price equal to the fair market value on the grant date and pursuant to a plan which specifies a maximum number of shares to be issued under the plan. The Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year, which is subject to the deduction limit will exceed $1 million. However, the Committee has determined that stock options granted under the plans with an exercise price at least equal to the fair market value of our common stock on the date of grant will constitute "performance-based compensation" and therefore be excluded from the deduction limitations.

                                                  Compensation Committee


                                                  CARL E. BERG
                                                  ALAN F. SHUGART

PERFORMANCE GRAPH


     The following graph sets forth the percentage change in cumulative total stockholder return of our common stock during the period from March 30, 1997 to March 29, 2002, compared with the cumulative returns of the NASDAQ Stock Market (U.S. Companies) Index, and the NASDAQ Electronic Components Index. The comparison assumes $100 was invested on March 31, 1997 in our common stock and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
      AMONG VALENCE TECHNOLOGY, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ ELECTRONIC COMPONENTS INDEX


                                 [GRAPH OMITTED]


                                                  CUMULATIVE TOTAL RETURN
                                   -------------------------------------------------------
                                    3/30/97   3/31/98  3/28/99  3/31/00  3/31/01   3/29/02

VALENCE TECHNOLOGY, INC.             100.00    73.15   101.85   349.08     67.60    45.19
NASDAQ STOCK MARKET (U.S.)           100.00   148.14   196.67   372.28    148.89   149.94
NASDAQ ELECTRONIC COMPONENTS         100.00   113.33   159.46   474.24    148.39   157.09

CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Except as disclosed in this Proxy Statement, neither the nominees for election as directors, our directors or executive officers, nor any stockholder owning more than five percent of our issued shares, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which we were a party during fiscal 2001, or which is presently proposed.

On January 1, 1998, we granted to Mr. Dawson, then our Chairman of the Board, President, Chief Executive Officer and Director, nonstatutory options to purchase an aggregate of 960,494 shares of our common stock and qualified options to purchase 39,506 shares of our common stock. The exercise price of these options is $5.0625 per share, the fair market value of our common stock on the date of the grant. These options permitted exercise by cash, shares, full recourse notes or non-recourse notes secured by independent collateral. Mr. Dawson partially exercised these options to purchase 960,494 shares on March 5, 1998 with non-recourse promissory notes in the amounts of $3,343,750 and $1,518,750, which were secured by the shares acquired upon exercise plus 842,650 additional shares held by Mr. Dawson. As of March 31, 2002, amounts of $4,119,383 and $1,871,046 were outstanding under the notes. Interest from the issuance date of the notes accrues on unpaid principal at the rate of 5.69% per annum, or at the maximum rate permissible by law, whichever is less.

See "Compensation Committee Interlocks and Insider Participation" for a description of certain transactions between us and certain of our officers and directors.

See "Employment Agreement" for a description of employment agreements between us and one of our officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of July 15, 2002, by:

     o    Each of our directors;

     o    Each of the Named Executive Officers;

     o    All directors and executive officers as a group; and

     o All other stockholders known by us to beneficially own more than 5% of the outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date as of which this information is provided, and not subject to repurchase as of that date, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Except as indicated in the notes to this table, and except pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. Percentage ownership is based on 51,692,144 shares of common stock outstanding on July 15, 2002. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Valence Technology, Inc., 6504 Bridge Point Parkway, Suite 415, Austin, Texas 78730.

                                                                Beneficial Ownership(1)
                                                             ------------------------------
Beneficial Owner                                              Number of        Percent of
                                                             Shares (#)         Total (%)
-----------------------------------------------------------  ------------      ------------

Carl E. Berg (2)                                               6,202,827          11.5%
10050 Bandley Drive, Cupertino, CA 95014
1981 Kara Ann Berg Trust, Clyde J. Berg, Trustee
10050 Bandley Drive, Cupertino, CA 95014 (3)                   5,045,973          9.8%
Capital Group International, Inc. (4)
11100 Santa Monica Blvd., Los Angeles, CA 90025                3,981,630          7.7%

                                    Page 24

Lev M. Dawson (5)                                              2,382,606          4.6%
Alan F. Shugart (6)                                              492,008            *
Bert C. Roberts, Jr. (7)                                         377,501            *
Stephan B. Godevais (8)                                          487,800            *
Joseph F. Lamoreaux (9)                                           75,301            *
Roger Williams (10)                                               43,761            *

All directors and executive officers as a group (7
persons) (11)                                                 10,061,804          18.2%

*       Indicates less than one percent.
-----------------------
(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage ownership is based on 51,692,144 shares of common stock outstanding on July 15, 2002, adjusted as required by rules promulgated by the Commission.

(2) Based on information contained in a Schedule 13G filed February 14, 2002. Includes 150,000 shares held directly by Mr. Berg; 268,856 shares issuable upon exercise of options held by Mr. Berg that are exercisable within 60 days of July 15, 2002; 3,083,297 shares held by West Coast Venture Capital, LTD, of which Mr. Berg is the general partner; 1,996,774 shares issuable upon exercise of warrants (subject to adjustment) and 409,900 shares held by Berg & Berg Enterprises, LLC, of which Mr. Berg is the Managing Member; 94,000 shares held by Berg & Berg Profit Sharing Plan U/A 1/1/80 FBO Carl E. Berg Basic Transfer, of which Mr. Berg is the Trustee and 200,000 shares held by Berg Group, LP, a limited partnership, the general partner of which Mr. Berg is president.

(3) Based on information contained in a Schedule 13G filed February 14, 2002. Includes 4,795,973 shares held directly by the 1981 Kara Ann Berg Trust and 250,000 shares held by Baccarat Development Partnership, which the 1981 Kara Ann Berg Trust acquired in a reorganization.

(4) Based on information contained in a Schedule 13G filed February 11, 2002. Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and voting power over these shares. Capital Guardian Trust Company, a wholly-owned subsidiary of Capital Group International, Inc. and a bank as defined in Section 3(a)6 of the Act, is deemed to be the beneficial owner of the 3,981,630 shares as a result of its serving as the investment manager of various institutional accounts.

(5) Includes 1,999,944 shares held by Mr. Dawson, of which 1,803,144 shares are pledged to us as collateral for certain promissory notes, and 382,662 shares issuable upon exercise of options that are exercisable within 60 days of July 15, 2002.

(6) Includes 202,000 shares held by Mr. Shugart and 290,008 shares issuable upon exercise of options that are exercisable within 60 days of July 15, 2002.

(7) Includes 100,000 shares held by Mr. Roberts, 100,000 shares held indirectly through various entities, 10,000 shares held by his spouse and 167,501 shares issuable upon exercise of options that are exercisable within 60 days of July 15, 2002.

(8) All shares are issuable upon exercise of options that are exercisable within 60 days of July 15, 2002.

(9) All shares are issuable upon exercise of options that are exercisable within 60 days of July 15, 2002.

(10) Includes 12,000 shares held by Mr. Williams and 31,761 shares are issuable upon exercise of options that are exercisable within 60 days of July 15, 2002.

(11) Includes 3,700,663 shares issuable upon exercise of options and warrants that are exercisable within 60 days of July 15, 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors, and 10% stockholders to file reports of ownership and changes in ownership with the Commission. Executive officers, directors and 10% stockholders are required by the rules and regulations of the Commission to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended March 31, 2002, all of our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2003 Annual Meeting of Stockholders for inclusion in our Proxy Statement and Proxy form relating to such Annual Meeting must submit the proposal to us at our principal executive offices by March 31, 2003. In addition, in the event we do not receive a stockholder proposal by March 31, 2003, the Proxy to be solicited by the Board for the 2003 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2003 Annual Meeting without any discussion of the proposal in the Proxy Statement for that meeting.

The Commission's rules and regulations provide that if the date of our 2003 Annual Meeting is advanced or delayed more than 30 days from the date of the 2002 Annual Meeting, we must receive stockholder proposals intended to be included in the proxy materials for the 2003 Annual Meeting within a reasonable time before we begin to print and mail the proxy materials for the 2003 Annual Meeting.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board engaged Deloitte & Touche LLP, as our independent accountants to audit our consolidated financial statements for the fiscal years ended March 31, 2000, March 31, 2001 and March 31, 2002. Deloitte has been selected by the Board to serve as independent public accountants for fiscal 2003. Representatives of Deloitte are expected to be present at the 2002 annual meeting and will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

AUDIT FEES

The aggregate fees billed by the Auditors for professional services rendered for the audit of our annual financial statements for the fiscal year ended March 31, 2002, were $169,250.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

No fees were billed by the Auditors for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended March 31, 2002.

ALL OTHER FEES

The aggregate fees billed by the Auditors for services rendered to us other than the services described above under "Audit Fees" for the fiscal year ended March 31, 2002, were $108,600.

INCORPORATION BY REFERENCE

We incorporate by reference in this Proxy Statement the following portions of our 2002 Annual Report provided with this Proxy Statement:

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operation;

Item 7A. Quantitative and Qualitative Disclosures About Market Risk;

Item 8.  Financial Statements and Supplementary Data; and

Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

SOLICITATION OF PROXIES

It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by us. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to beneficial owners. Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

                            ON BEHALF OF THE BOARD OF DIRECTORS



                            --------------------------------------------------
                            STEPHAN B. GODEVAIS
                            PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                            OF THE BOARD


6504 Bridge Point Parkway, Suite 415
Austin, Texas 78730

                                   APPENDIX A

                            VALENCE TECHNOLOGY, INC.
                             2000 STOCK OPTION PLAN

1. PURPOSE

     The purpose of the Plan is to further the growth and development of Valence Technology, Inc., a Delaware corporation (the "Company"), and its Affiliates by providing appropriate incentives and rewards to Employees (including officers of the Company), Directors and Consultants who are in a position to contribute materially to the prosperity of the Company, to increase such persons' interests in the Company's welfare, to encourage them to continue their services to the Company or its Affiliates, and to attract individuals of outstanding ability to enter the employment of the Company or its Affiliates, to remain or become directors of the Company and to provide valuable services to the Company or its Affiliates. The Plan offers selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Stock.

2. INCENTIVE AND NONSTATUTORY STOCK OPTIONS

     Two types of Stock Options (referred to herein as "Options" without distinction between such two types) may be granted under the Plan: Options intended to qualify as Incentive Stock Options under Section 422 of the Code and Nonstatutory Stock Options not specifically authorized or qualified for favorable income tax treatment by the Code. All options shall be separately designated as Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to SECTION 7, and a separate certificate or certificates shall be issued for Shares purchased on exercise of each type of Option. An Option designated as a Nonstatutory Stock Option shall not be treated as an Incentive Stock Option.

3. DEFINITIONS

     The following definitions are applicable to the Plan:

     3.1 "AFFILIATE" shall mean any Parent or any Subsidiary of the Company.

     3.2 "BOARD" shall mean the Board of Directors of the Company, as constituted from time to time.

     3.3 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     3.4 "COMMITTEE" shall mean a compensation committee of the Board, as described in SECTION 4.2.

     3.5 "COMPANY" shall mean Valence Technology, Inc., a Delaware corporation.

     3.6 "CONSULTANT" shall mean an individual who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Directors.

     3.7 "DIRECTOR" shall mean a member of the Board of the Company.

     3.8 "DISABILITY" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. For purposes of determining the term of an ISO pursuant to
SECTION 7.1 hereof, the Disability must be expected to result in death or to have lasted or be expected to last for a continuous period of not less than 12 months. The determination of whether an individual has a Disability shall be determined under procedures established by the Plan Administrator.

     3.9 "EMPLOYEE" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

     3.10 "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

     3.11 "FAIR MARKET VALUE" shall mean the fair market value of a Share, determined as follows:

          3.11.1 If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in the WALL STREET JOURNAL or such other source as the Plan Administrator deems reliable;

          3.11.2 If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Plan Administrator deems reliable;

          3.11.3 In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Plan Administrator. Such determination shall be conclusive and binding on all persons.

     3.12 "INCENTIVE STOCK OPTION" shall mean an Option intended to be and designated as an employee "incentive stock option" within the meaning of Section 422 of the Code.

     3.13 "NON-EMPLOYEE DIRECTOR" means a director who either (i) is not a current employee or officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     3.14 "NONSTATUTORY OPTION" shall mean an Option not described in Sections 422(b) or 423(b) of the Code.

     3.15 "OPTION" shall mean an Incentive Stock Option or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares, which shall be evidenced by a written agreement between the Company and an Optionee.

     3.16 "OPTIONEE" shall mean an individual who holds an Option.

     3.17 "OUTSIDE DIRECTOR" shall mean a member of the Board who either (i) is not a current employee of the Company or an Affiliate, is not a former employee of the Company or an Affiliate receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an Affiliate at any time, and is not currently receiving a direct or indirect remuneration from the Company or an Affiliate for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" who satisfies the requirements of such term as defined in Treas. Regs. ss.1.162-27(e)(3).

     3.18 "PARENT" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     3.19 "PLAN" shall mean this Valence Technology, Inc. 2000 Stock Option Plan, as amended from time to time.

     3.20 "PLAN ADMINISTRATOR" shall mean the Board or the Committee designated pursuant to SECTION 4.2 hereof to administer, construe and interpret the terms of the Plan.

     3.21 "SERVICE" shall mean service as an Employee, Director or Consultant.

     3.22 "SHARE" shall mean one share of Stock, as adjusted in accordance with
SECTION 8 (if applicable).

     3.23 "STOCK" shall mean the Common Stock of the Company, par value $0.001 per Share.

     3.24 "STOCK OPTION AGREEMENT" shall mean the agreement between the Company and an Optionee, which contains the terms, conditions and restrictions pertaining to the Optionee's Option.

     3.25 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

4.   ADMINISTRATION

     4.1 ADMINISTRATION BY BOARD. Subject to SECTION 4.2 hereof, the Plan Administrator shall be the Board of Directors of the Company (the "Board") during such periods of time as all members of the Board are Outside Directors. The Plan Administrator shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, from time to time to select from among the eligible Employees, Directors and Consultants (as determined pursuant to SECTION 6) of the Company and its subsidiaries those persons to whom Options will be granted, to determine the timing and manner of the grant of the Options, whether the option will be an Incentive Stock Option or a Nonstatutory Stock Option, to determine the exercise price, the number of shares covered by and all of the terms of the Options (which need not be identical), to determine the duration and purpose of leaves of absence which may be granted to Option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The Plan Administrator may, in its absolute discretion, without amendment to the Plan, accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option. The interpretation and construction by the Plan Administrator of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

     4.2 ADMINISTRATION BY COMMITTEE. The Board may, in its sole discretion, delegate any or all of its duties as Plan Administrator and, subject to the provisions of SECTION 4.3 of the Plan, at any time the Board includes any person who is not an Outside Director, the Board shall delegate all of its duties as Plan Administrator during such period of time to a Committee of not fewer than two (2) members of the Board, all of the members of which Committee shall be persons who, in the opinion of counsel to the Company, are Outside Directors and Non-Employee Directors, to be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease (to not less than two members) the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business, as it may deem advisable. No member of the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

     4.3 EXCEPTIONS. Anything to the contrary notwithstanding, the requirements in SECTIONS 2.1 and 2.2 that all members of the Committee be non-employee directors and Outside Directors shall not apply for any period of time during which the Company's Common Stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall not apply with respect to grants to employees other than the named executive officers who are subject to the executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended. Those provisions of the Plan that make express reference to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, shall apply only to reporting persons. Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan, including the power to amend the Plan as provided in SECTION 12.1. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

5.   SHARES SUBJECT TO THE PLAN

     5.1 BASIC LIMITATION. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options) shall not exceed 2,500,000 Shares, subject to adjustment pursuant to SECTION 11. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available a sufficient number of Shares to satisfy the requirements of the Plan.

     5.2 ADDITIONAL SHARES. In the event that any outstanding Option for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan.

     5.3 LIMIT ON INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which ISOs granted after 1986 are exercisable for the first time by an Optionee during any calendar year (under all ISO plans of the Company and its Affiliates) shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined at the time of the Option is granted) of the Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, such Options shall be treated as Nonstatutory Options. The determination of the Options to be treated as Nonstatutory Options shall be made by taking Options into account in the order in which they were granted.

6.   ELIGIBILITY

     6.1 GENERAL RULE. Incentive Stock Options may be granted only to Employees (including officers) of the Company or its Affiliates. A Director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an Employee (including an officer) of the Company or any Affiliate. Nonstatutory Stock Options may be granted only to key Employees (including officers) of, Directors of or Consultants to the Company or its Affiliates.

     6.2 INDIVIDUAL LIMIT. Subject to the provisions of SECTION 11 relating to adjustments upon changes in Stock, no person shall be eligible to be granted Options covering more than 700,000 Shares of the Company's Stock in any fiscal year.

     6.3 TEN-PERCENT STOCKHOLDERS. No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of the Affiliates unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such Stock at the date of grant and the term of the Option does not exceed five (5) years from the date of grant.

7.   OPTION PROVISIONS

     Each Option shall be in such form and shall contain such terms and conditions as the Plan Administrator shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

     7.1 TERM. The term of any Option shall not be greater than ten (10) years from the date it was granted. An Option shall terminate three (3) months after termination of the Optionee's Service with the Company or an Affiliate, unless
(i) such termination is due to such person's Disability, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of Service; or (ii) the Optionee dies while in the Service of the Company or an Affiliate, or within not more than three (3) months after termination of such Service, in which case the Option may, but need not, provide that it may be exercised at any time within eighteen
(18) months following the death of the Optionee by the person or persons to whom the Optionee's rights under such Option pass by will or by the laws of descent and distribution; or (iii) the Option by its terms specifies either (a) that it shall terminate sooner than three (3) months after termination of the Optionee's Service, or (b) that it may be exercised more than three (3) months after termination of such Service with the Company or an Affiliate. This SECTION 7.1 shall not be construed to extend the term of any Option of to permit anyone to exercise the Option after expiration of its term, nor shall it be construed to increase the number of Shares as to which any Option is exercisable from the amount exercisable on the date of termination of the Optionee's Service.

     7.2 EXERCISE PRICE. The Exercise Price for the shares subject to any Option shall be determined by the Plan Administrator at the time of grant, but shall not be less than par value per share. Anything to the contrary notwithstanding, the Exercise Price for the shares subject to any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date the Stock Option is granted. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, the Option price shall not be less than 110% of the fair market value per share of the Stock of the Company on the date the Option is granted.

     7.3 PAYMENT. The Exercise Price of an Option shall be paid, to the extent permitted by applicable statutes and regulations, either:

          7.3.1 In cash or check at the time the option is exercised; or

          7.3.2 In the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, (i) by a copy of instructions to a broker directing such broker to sell the Shares for which such Option is exercised, and to remit to the Company the aggregate exercise price of such Options (a "cashless exercise"), (ii) by paying all or a portion of the Exercise Price for the number of Shares being purchased by tendering Shares owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the Shares with respect to which such Option or portion thereof is thereby exercised (a "stock-for-stock exercise"), (iii) by a stock for stock exercise by means of attestation whereby the Optionee identifies for delivery specific Shares already owned by Optionee and receives a number of Shares equal to the difference between the Option Shares thereby exercised and the identified attestation Shares (an "attestation exercise"), or (iv) with a full-recourse promissory note. However, the par value of the Shares, if newly issued, shall be paid in cash or cash equivalents. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Plan Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

          7.3.3 The Exercise Price shall include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any Affiliate as a result of the exercise of a Stock Option. At the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the tax withholding by (i) cash or check payable to the Company, (ii) cashless exercise, (iii) stock-for-stock exercise, (iv) by paying all or a portion of the tax withholding for the number of Shares being purchased by withholding Shares from any transfer or payment to the Optionee ("stock withholding"), or (v) a combination of one or more of the foregoing payment methods. Any Shares issued pursuant to the exercise of an Option and transferred by the Optionee to the Company for the purpose of satisfying any withholding obligation shall not again be available for purposes of the Plan and the number of Shares subject to stock withholding shall not exceed an amount equal to the minimum required applicable tax withholding rates.

     7.4 RESTRICTIONS ON TRANSFER OF OPTION. Any Incentive Stock Option shall not be transferable except by will, by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     7.5 EXERCISABILITY. The total number of Shares subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the Shares allotted to that period, and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any Shares then remaining subject to the Option. The provisions of this SECTION 7.5 are subject to any Option provisions governing the maximum number of shares as to which an Option may be exercised. The Option may, but need not, include a provision whereby the Optionee may elect at any time during the Option term to exercise the Option as to any part or all of the Shares subject to the Option prior to the stated vesting date of the Option or of any installment or installments specified in the Option. Any Shares so purchased from any unvested installment or Option may be subject to a repurchase right in favor of the Company or to any other restriction the Plan Administrator determines to be appropriate.

     7.6 SECURITIES LAW REQUIREMENTS. The Company may require any optionee, or any person to whom an option is transferred under SECTION 7.4, as a condition of exercising any such option:

          7.6.1 To give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and

          7.6.2 To give written assurances satisfactory to the Company stating that such person is acquiring the Stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if:

               (a) The issuance of the Shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"); or

               (b) As to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

8.   COVENANTS OF THE COMPANY

     8.1 RESERVATION OF SHARES. During the terms of the Options granted under the Plan, the Company shall keep available at all times the number of Shares of Stock required to satisfy such Options.

     8.2 RESTRICTION ON ISSUANCE OF SHARES. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares of Stock upon exercise of the Options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option granted under the Plan or any Stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain form any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Stock upon exercise of such Options unless and until such authority is obtained.

9.   USE OF PROCEEDS FROM STOCK

     Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

10.  MISCELLANEOUS

     10.1 NO SHAREHOLDER RIGHTS. Neither an Optionee nor any person to whom an Option is transferred under SECTION 7.4 shall be deemed to be the holder of, or to have any of the rights of the holder with respect to, any Shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

     10.2 FINANCIAL DISCLOSURE. Throughout the term of any Option granted pursuant to the Plan, the Company shall make available to the holder of such Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the Option term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the bylaws of the Company.

     10.3 NO RETENTION RIGHTS. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any eligible Employee or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Consultant or Director) or shall affect the right of the Company or any Affiliate to terminate the Service of any Optionee with or without cause. In the event that an Optionee is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of Service for purposes of SECTION 7.5 hereof and corresponding provisions of any outstanding Options, and (ii) suspend or otherwise delay the time or times at which the Shares subject to the Option would otherwise vest.

11.  ADJUSTMENTS UPON CHANGES IN STOCK

     11.1 GENERAL. If any change is made in the Stock subject to the Plan, or subject to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), then the Plan and outstanding Options shall be appropriately adjusted:

          11.1.1 In the class(es) and maximum number of Shares subject to the Plan; and

          11.1.2 In the class(es) and number of Shares and price per Share of Stock subject to outstanding Options.

     11.2 MERGERS AND CONSOLIDATIONS. In the event of a complete liquidation of the Company or a merger, reorganization, or consolidation of the Company with, or upon a sale of all or substantially all of the Company's assets to, or the acquisition of all or substantially all of the Common Stock of the Company by any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, or any other corporate transaction occurs within the meaning of Code Section 424 and the regulations thereunder that would result in the transfer to a new employer or discharge of a significant number of employees or the creation or severance of a parent-subsidiary relationship (a "Corporate Event"), any unexercised Options theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such Corporate Event elects to assume the Options under the Plan or to issue substitute Options in place thereof; provided, however, that, notwithstanding the foregoing, if such Options would be cancelled in accordance with the foregoing, the Plan Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. Alternatively the purchaser(s) in such Corporate Event may, in his, her, or its discretion, terminate all outstanding Options by delivering to the Optionees the same kind of consideration that is delivered to the stockholders of the Company as a result of such Corporate Event, or the Board may terminate all outstanding Options in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the higher of (i) the Fair Market Value of those Shares of Stock or other securities the holder of such Option would have received had the Option been exercised and no disposition of the Shares acquired upon such exercise been made prior to such Corporate Event, less the exercise price therefor, and (ii) the Fair Market Value of those Shares of Stock or other securities the holder of the Option would have received had the Option been exercised and no disposition of the Shares acquired upon such exercise been made immediately following such Corporate Event, less the exercise price therefor.

12.  AMENDMENT OF THE PLAN

     12.1 RIGHT TO AMEND OR TERMINATE THE PLAN. The Board may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in SECTION 11), extends the term beyond ten (10) years after the earlier of the date the Plan is adopted or the date the Plan is approved by the Company's shareholders, or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company's stockholders. Stockholder approval shall not be required for any other amendment of the Plan, except to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Rule 16b-3 under the Exchange Act or any Nasdaq or securities exchange listing requirements.

     12.2 MODIFICATION, EXTENSION, AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Plan Administrator may modify, extend, or renew outstanding Options granted under the Plan, and accept the surrender of outstanding Options (to the extent not theretofore exercised). The Plan Administrator shall not, however, modify any outstanding Incentive Stock Option in any manner that would cause the Option not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the Option. However, a termination of the Option in which the Optionee receives a cash payment equal to the difference between the Fair Market Value and the exercise price for all shares subject to exercise under any outstanding Option shall not alter or impair any rights of the Optionee.

13.  EFFECITVE DATE AND TERM OF PLAN

     13.1 EFFECTIVE DATE. The Plan, as set forth herein, shall be effective as of January 3, 2000 (the "Effective Date", which is date of its adoption by the Board of Directors), subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Options or sales or awards of Shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan.

     13.2 TERMINATION DATE. The Plan shall terminate automatically on January 3, 2010 and may be terminated on any earlier date pursuant to SECTION 12.1 above.

14.  EXECUTION.

     To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same as of January 3, 2000.

                            VALENCE TECHNOLOGY, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a stockholder of VALENCE TECHNOLOGY, INC., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Stephan
B. Godevais and Kevin W. Mischnick, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on August 27, 2002, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH BELOW OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

A VOTE "FOR" ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

1.   To elect the Board of Directors' four nominees as directors:

                Carl E. Berg                Stephan B. Godevais
             Bert C. Roberts, Jr.             Alan F. Shugart

     |_|  FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

     |_|  WITHHELD for all nominees listed above

     |_|  ---------------------------------------------------------------------
          (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space above:)

     The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

2. To approve the financing commitment entered into with Berg & Berg Enterprises, LLC.

    |_| FOR                           |_| AGAINST                   |_| ABSTAIN

3. To approve the amendment to the 2000 Stock Option Plan to increase the number of shares of common stock reserved for issuance by 500,000.

    |_| FOR                           |_| AGAINST                   |_| ABSTAIN

     The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated July 29, 2002 and accompanying Proxy Statement, relating to the Annual Meeting.

     The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                             Dated: _____________________________________, 2002

                             Signature: _______________________________________

                             Signature:________________________________________
                                           Signature(s) of Stockholder(s)